                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              SPORT CHALET, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            [LOGO OF SPORT CHALET]

                                                                   June 29, 2000

Dear Stockholder:

     On behalf of your Company, I want to cordially invite you to attend the annual meeting of the stockholders of Sport Chalet, Inc. to be held at the Pasadena Hilton Hotel, 150 South Los Robles Avenue, Pasadena, California 91101, on Tuesday, August 1, 2000 at 9:00 a.m. (local time).

     The principal business of the annual meeting is the election of the Company's two Class 2 directors. The attached Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted.

     The directors and certain officers of the Company will be present to help host the annual meeting, respond to any questions that our stockholders may have, and discuss the Company's operating results and future. I therefore encourage you to attend in order to meet your officers and directors and to participate in the business of the meeting. However, if it is not possible for you to attend, please sign, date and promptly return the enclosed proxy card immediately to ensure that your shares will be voted.

     Finally, you will find enclosed a 20% off coupon for your use at any of our 22 store locations. As in the past, I encourage you to try our stores and to write me regarding your shopping experiences, what you liked about our stores and any suggestions you may have for improvement.

                                    Sincerely,

                                    /s/ Norbert J. Olberz

                                    Norbert J. Olberz,
                                    Chairman of the Board

                              SPORT CHALET, INC.

                                  ___________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held August 1, 2000

                                  ___________

TO OUR STOCKHOLDERS:

     Notice hereby is given that the annual meeting (the "Meeting") of the stockholders of Sport Chalet, Inc. (the "Company") will be held at the Pasadena Hilton Hotel located at 150 South Los Robles Avenue, Pasadena, California 91101, on Tuesday, August 1, 2000 at 9:00 a.m. (local time) for the following purposes:

     1. Election of Directors. To elect two Class 2 directors to hold office until the annual meeting of stockholders to be held in 2003, and until their respective successors have been elected and qualified; and

     2. Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

     Only holders of record of the Common Stock of the Company at the close of business on June 12, 2000 (the "Stockholders") are entitled to notice of and to vote in person or by proxy at the Meeting and at any adjournments or postponements thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's executive offices at 920 Foothill Boulevard, La Canada, California 91011.

     The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about June 29, 2000.

                              By Order of the Board Of Directors

                              SPORT CHALET, INC.

                              /s/ Howard K. Kaminsky

                              Howard K. Kaminsky,
                              Secretary

La Canada, California
June 29, 2000

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

                              SPORT CHALET, INC.
                            920 Foothill Boulevard
                         La Canada, California  91011
                                (818) 790-2717
                               ________________

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held August 1, 2000
                               ________________

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sport Chalet, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at the Pasadena Hilton Hotel located at 150 South Los Robles Avenue, Pasadena, California 91101, on Tuesday, August 1, 2000 at 9:00 a.m. (local time) and at any adjournments or postponements thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is a proxy card (the "Proxy"), which you may use to indicate your vote on the proposals described in this Proxy Statement. Only holders of record of the Common Stock of the Company (the "Stockholders") at the close of business on June 12, 2000 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournments or postponements thereof. This Proxy Statement and the enclosed Proxy first will be mailed to Stockholders on or about June 29, 2000.

Matters to be Considered

     The matters to be considered and voted upon at the Meeting will be:

     1. Election of Directors. To elect two Class 2 directors to hold office until the annual meeting of stockholders to be held in 2003, and until their respective successors have been elected and qualified. The following persons are the Board of Directors' nominees for Class 2 directors:

                                John R. Attwood
                                Craig L. Levra

     2. Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

Cost of Solicitation of Proxies

     This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions or telegraph, or in person, to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $20,000.

Outstanding Securities and Voting Rights; Revocability of Proxies

     The authorized capital of the Company consists of (i) 15,000,000 shares of common stock, $0.01 par value ("Common Stock"), of which 6,577,000 shares were issued and outstanding on the Record Date, and (ii) 2,000,000 shares of preferred stock, $0.01 par value, none of which were issued and outstanding on the Record Date. One-third of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company's Amended and Restated Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. Abstentions and broker non-votes will be included in the number of shares present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the number of votes cast on proposals submitted to the Stockholders and will have the effect of a negative vote, while broker non-votes will not be counted as votes cast for or against such matters.

     Of the shares of Common Stock outstanding on the Record Date, 4,379,617 shares of Common Stock (or approximately 66.6% of the issued and outstanding shares of Common Stock) were owned indirectly by Norbert J. Olberz, Chairman of the Board, as the co-trustee with his wife, Irene Olberz, of the Olberz Family Trust, a revocable grantor trust. As a result, Mr. Olberz will have the power to determine the outcome of any matter submitted to the Stockholders. Mr. Olberz has indicated that he intends to vote all shares owned by him "FOR" the election of the Board of Directors' nominees.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. John R. Attwood and Craig L. Levra, the designated proxyholders (the "Proxyholders"), are members of the Company's Board of Directors.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted "FOR" the election of the Board of Directors' nominees. If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees.

     Recently, the Securities and Exchange Commission (the "SEC") amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal was not submitted to the Company prior to May 12, 2000, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Security Ownership of Principal Stockholders and Management

     The following table sets forth as of the Record Date certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock (other than depositories), (ii) each of the Company's directors,

(iii) each of the Named Executive Officers (as defined below) and (iv) all of the Company's executive officers and directors as a group.

                                                                       Number of Shares of
                                                                    Common Stock Beneficially
                       Name and Address(1)                                  Owned(2)                    Percent(3)
                       --------------------                    ----------------------------------       ----------
Norbert J. Olberz............................................            4,379,617  (4)                    66.6%
John R. Attwood..............................................               11,000  (5)                      *
Eric S. Olberz...............................................              267,736  (6)                     4.1
Kenneth Olsen................................................               19,433  (7)                      *
Frederick H. Schneider.......................................               21,666  (8)                      *
Craig L. Levra...............................................              108,333  (9)                     1.6
Dennis D. Trausch............................................              108,753 (10)                     1.6
Howard K. Kaminsky...........................................              116,673 (11)                     1.8
Ronald G. Mann...............................................               20,667 (12)                      *
Directors and executive officers as a group
(9 persons)..................................................           5,053,878 (13)                     73.7

_______________
* Less than 1%.

(1) The address of each person listed is in care of the Company, 920 Foothill Boulevard, La Canada, California 91011.

(2) Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(3) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a persons shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4) Consists of shares held by the Olberz Family Trust, a revocable grantor trust of which Mr. Olberz and his wife are co-trustees.

(5) Includes 3,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000.

(6) Includes 6,333 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 1,667 shares issuable upon the exercise of stock options which first become exercisable after that date.

(7) Includes 6,333 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 1,667 shares issuable upon the exercise of stock options which first become exercisable after that date.

(8) Includes 1,666 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 3,334 shares issuable upon the exercise of stock options which first become exercisable after that date.

(9) Includes 83,333 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 141,667 shares issuable upon the exercise of stock options which first become exercisable after that date.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(10) Includes 82,267 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 54,733 shares issuable upon the exercise of stock options which first become exercisable after that date.

(11) Includes 84,267 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 57,733 shares issuable upon the exercise of stock options which first become exercisable after that date.

(12) Includes 15,667 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 49,333 shares issuable upon the exercise of stock options which first become exercisable after that date.

(13) Includes 282,866 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 11, 2000. Excludes 310,134 shares issuable upon the exercise of stock options which first become exercisable after that date.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Directors and Executive Officers

     The Bylaws of the Company provide that the number of directors of the Company shall be fixed from time to time by the Board of Directors, but shall not be less than three. The Board of Directors has fixed the number of directors at six. The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, which are elected for staggered three-year terms. The term of each class expires at the annual meeting of stockholders in the year 2002 (Class 1), the year 2000 (Class 2) and the year 2001 (Class 3).

     Only the members of Class 2, John R. Attwood and Craig L. Levra, both of whom currently are members of the Board of Directors, are nominees for election to the Board of Directors at the Meeting, to serve until the annual meeting of stockholders to be held in 2003, and until their successors have been elected and qualified.

     Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees of the Board of Directors. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any postponement or adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The two nominees for election as Class 2 directors at the Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. Except as set forth below, there are no family relationships among directors or executive officers of the Company and, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of the Record Date:

                Name                    Age        Class      Position
                ----                    ---        -----      --------
Eric S. Olberz.......................    37          1        Director and a member of the Audit Committee and
                                                              the Compensation Committee since 1992.  Mr. Olberz
                                                              recently received a Bachelors Degree with an
                                                              emphasis in accounting from National University and
                                                              sat for the Certified Public Accountants
                                                              Examination.  Mr. Olberz was President and owner of
                                                              Camp 7, Inc., a soft goods manufacturing operation
                                                              located in Santa Ana, California, from July 1995 to
                                                              October 1996 and Vice Chairman of the Company from
                                                              October 1994 to July 1995, Vice President from 1984
                                                              to October 1994 and Secretary from October 1992 to
                                                              July 1995.  Mr. Olberz resigned as an officer and
                                                              employee concurrently with Camp 7, Inc.'s
                                                              acquisition of the Company's soft goods
                                                              manufacturing operations in July 1995.  Mr. Olberz
                                                              is the son of Norbert J. Olberz, the founder of the
                                                              Company and Chairman of the Board.

Frederick H. Schneider...............    43          1        Director and member of the Audit Committee since
                                                              May 2000.  Mr. Schneider currently is an
                                                              independent private equity investor.  He served as
                                                              Chief Financial Officer and Principal of Leonard
                                                              Green & Partners, L.P., a merchant banking firm,
                                                              from September 1994 to January 1998, where he
                                                              played a key role in various acquisitions.  From
                                                              June 1978 to September 1994, he was employed by
                                                              KPMG Peat Marwick, including as an Audit and Due
                                                              Diligence Partner  from June 1989 to September 1994.

John R. Attwood......................    70          2        Director, Chairman of the Compensation Committee
                                                              and a member of the Audit Committee since February
                                                              1993.  Mr. Attwood is the President of Attwood
                                                              Enterprises, a consulting business.  He was the
                                                              Chairman of Coca-Cola Bottling of Los Angeles and a
                                                              Senior Vice President and a Group President of
                                                              Beatrice Companies, Inc., the parent company of
                                                              Coca-Cola Bottling of Los Angeles, until his
                                                              retirement in 1986.  Mr. Attwood currently serves
                                                              on the Board of Directors of Verdugo Hills
                                                              Hospital, a nonprofit organization.

Craig L. Levra.......................    41          2        Director since November 1998, President and Chief
                                                              Operating Officer since November 1997 and Chief
                                                              Executive Officer since August 1999.  Prior to
                                                              joining the Company, Mr. Levra was employed by The
                                                              Sports Authority, the nation's largest sporting
                                                              goods retailer.  During his five-year tenure with
                                                              that company, he held positions of increasing
                                                              responsibility in merchandising and operations and

                                                              was Vice President of Store Operations at the time
                                                              of his departure.  Mr. Levra received a Bachelors
                                                              Degree and a Masters Degree in Business
                                                              Administration from the University of Kansas.

Norbert J. Olberz....................    75          3        The Company's founder and Chairman of the Board
                                                              since it was founded in 1959, Interim President
                                                              from April 1995 to November 1997 and Interim Chief
                                                              Executive Officer from April 1995 to August 1999.

Kenneth Olsen........................    82          3        Director, Chairman of the Audit Committee and a
                                                              member of the Compensation Committee since June
                                                              1994.  Mr. Olsen served as President and Chief
                                                              Executive Officer of the Vons Company, Inc., a
                                                              leading grocery store chain, from 1974 to 1983, at
                                                              which time he retired from full-time
                                                              responsibilities after thirty-eight years with that
                                                              company.  Mr. Olsen currently serves as a director
                                                              of several nonprofit organizations and is a
                                                              management consultant advising national and
                                                              international firms on marketing and merchandising
                                                              consumer products.

Dennis D. Trausch....................    50         --        Executive Vice President since June 1988.  Since
                                                              joining the Company in 1976, Mr. Trausch has served
                                                              in various positions starting as a salesperson and
                                                              assuming positions of increasing responsibility in
                                                              store and Company operations.  He oversees all
                                                              store and distribution center operations including
                                                              human resources and customer service, as well as
                                                              being responsible for site selection and leasing.

Howard K. Kaminsky...................    42         --        Chief Financial Officer since joining the Company
                                                              in 1985, Executive Vice President - Finance since
                                                              May 2000 and Secretary since July 1995.  Mr.
                                                              Kaminsky served as Vice President-Finance from
                                                              January to April 1997, Senior Vice
                                                              President-Finance from April 1997 to May 2000 and
                                                              Treasurer from October 1992 to January 1997.  Prior
                                                              to joining the Company, Mr. Kaminsky was employed
                                                              in the auditing division of Ernst & Young LLP.  He
                                                              is a Certified Public Accountant and received a
                                                              Bachelors Degree in Business Administration from
                                                              California State University, Northridge.  Mr.
                                                              Kaminsky is a member of the California Society of
                                                              Certified Public Accountants and the Retail
                                                              Financial Executives Professional Association.

Ronald G. Mann.......................    49         --        Senior Vice President-General Merchandise Manager
                                                              since August 1998.  Prior to joining the Company,
                                                              Mr. Mann was employed by Big 5 Corp., a large
                                                              sporting goods retailer, since 1976, where he held
                                                              positions of increasing responsibility in
                                                              operations and merchandising and was the Assistant
                                                              Merchandise Manager at the time of his departure.
                                                              Mr. Mann received a Bachelors Degree from
                                                              California State University, Northridge immediately
                                                              prior to joining Big 5.

Board Meetings and Committees

     The Board of Directors has an Audit Committee and a Compensation Committee.


     The Audit Committee currently consists of Messrs. Attwood, Olsen, Schneider and Eric S. Olberz. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company's independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent accountants and (v) to review the Company's quarterly and annual financial statements prior to public issuance. On March 7, 2000, the Board of Directors of the Company, on the recommendation of the Audit Committee, adopted a written Audit Committee Charter, a copy of which is attached hereto as Appendix "A." Five meetings of the Audit Committee were held during the year ended March 31, 2000.

     The Compensation Committee currently consists of Messrs. Attwood, Olsen and Eric S. Olberz. The primary purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's incentive compensation plans will be granted, (iii) to make periodic reports to the Board of Directors as to the status of such plans and (iv) to review and recommend to the Board of Directors additional compensation plans. Five meetings of the Compensation Committee were held during the year ended March 31, 2000.

     The Board of Directors held six meetings during the year ended March 31, 2000. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he served in the year ended March 31, 2000.

Procedures for Stockholder Nominations

     The Board of Directors does not have a standing nominating committee. The procedures for nominating directors are set forth in the Bylaws. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to an election to be held at an annual or special meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Compensation of Directors

     Directors who are employees of the Company are compensated as officers of the Company and receive no separate compensation for serving as directors. Non-employee directors receive $22,000 for attending or participating in up to six Board or Committee meetings during the fiscal year plus an additional $3,000 for each additional day they attend or participate in Board or Committee meetings and $750 for each day they attend or participate in a meeting with the Company's management. Directors also receive reimbursement of expenses incurred in attending meetings. The Board of Directors may modify such compensation in the future. For the fiscal year ended March 31, 2000, each non-employee director received $22,000 in fees for attending Board or Committee meetings.

     Under the 1992 Plan described below, as amended, each non-employee director currently is granted automatically upon becoming a director options to purchase 5,000 shares of Common Stock at the fair market value on the grant date. On each triennial date on which a non-employee director is reelected to the Board, options for an additional 5,000 shares are granted automatically to the director subject to an aggregate limit for any one non-employee director of options to acquire a total of 30,000 shares. All options are exercisable one-third upon grant and one-third on each of the first and second anniversaries of the date of grant, and all options expire five years from the date of grant. In accordance with the terms of the 1992 Plan, Messrs. Olsen, Attwood, Eric S. Olberz and Schneider have been granted options representing 8,000, 3,000, 11,000 and 5,000 shares, respectively. See "Incentive Compensation Plans -- 1992 Incentive Award Plan."

Compensation Committee Interlocks and Insider Participation

     Except for Eric S. Olberz, no member of the Compensation Committee is or has been an officer or employee of the Company.

Report of the Compensation Committee on Executive Compensation

     The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

                     REPORT OF THE COMPENSATION COMMITTEE

     Compensation Policy and Executive Compensation. The Compensation Committee is responsible for reviewing and making recommendations as to the annual compensation of the Company's executive officers, including such components as annual cash compensation, short and long term incentives, and supplemental benefits.

     The Company's compensation policy is based on linking executive compensation to the Company's objectives of growth through increased earnings and maximizing long-term stockholder value. This policy traditionally has been carried out through a compensation program consisting of salaries and short and long term incentives. The Compensation Committee monitors compensation levels for comparable retail companies and evaluates annual compensation on the basis of these compensation trends and the performance of the Company in order to determine whether adjustments to base salary and bonuses, or both, are appropriate.

     Departing from its former practices, the Company in recent years has entered into written employment agreements with its executive officers. See "Employment Agreements."

     The various elements of the Company's compensation program are discussed below.

     Annual Salary and Bonus. Annual compensation for Messrs. Olberz, Levra, Trausch, Kaminsky and Mann (collectively, the "Executive Management Group") consists of a base salary and an annual bonus. During the fiscal year ended March 31, 2000, the annual base salaries for Messrs. Olberz, Levra, Trausch, Kaminsky and Mann were $300,000, $229,167, $170,000, $170,000 and $160,000, respectively. Based upon information concerning the compensation for comparable executives generally, the annual base salaries for fiscal 2001 for Messrs. Levra, Trausch, Kaminsky and Mann have been increased by $25,000, $9,000, $15,000 and $5,000, respectively. The Compensation Committee believes that the base salaries for each member of the Executive Management Group is at or below the base salary for comparable executives.

     Beginning in fiscal 1996, the Company adopted a bonus plan under which, subject to an overall maximum, the executive officers may earn a bonus as a percentage of their base compensation, if the Company meets the pre-tax profit objective set by the Compensation Committee at the beginning of the fiscal year. See "Incentive Compensation Plans -- Executive Bonus Plan." During fiscal 2000, the profit objective was not met and no bonuses were paid under the plan. Based upon information concerning the compensation of comparable executives generally, the Committee believes that, if the Company achieves anticipated profit levels in fiscal 2001, the Executive Management Group's total compensation under this bonus plan will fall within the range of industry averages for the defined labor market.

     Long-Term Compensation. On May 11, 2000, Messrs. Levra, Trausch, Kaminsky and Mann were granted options to purchase 45,000, 20,000, 30,000 and 5,000 shares of Common Stock, respectively, which vest at the rate of 20% per year over five years. Messrs. Levra, Trausch, Kaminsky and Mann also hold options to purchase an additional 225,000, 137,000, 142,000 and 65,000 shares of Common Stock, respectively, exercisable at the market price on the grant date and vesting on or before April 15, 2002. The Committee believes options provide a valuable incentive to achieve long-term growth and maximum stockholder value by linking compensation benefits to the long-term growth in the Company's stock value. More specific information on option grants is set forth below.

     The Committee will continue to review the Company's overall executive compensation program periodically and, if appropriate, adjust existing compensation levels or policies in order to meet market demands or changing corporate objectives.

     Compensation of the Chairman. The Committee believes that the $300,000 base salary paid to Mr. Olberz as Chairman of the Board during fiscal 2000 should remain unchanged for fiscal 2001, and is reasonable when compared to the compensation paid by comparable companies whose chairmen are actively involved in day-to-day operations. Mr. Olberz does not participate in the executive bonus plan or stock option grants because, in the Committee's view, his significant stock holdings in the Company already provide sufficient motivation for him to achieve long-term profitability and maximum stockholder value.

     Tax Deductibility of Executive Compensation. The Internal Revenue Code of 1986 was amended in 1993 to limit the deductibility for federal income tax purposes of non-performance based compensation in excess of $1,000,000 provided to certain executive officers. As the Company's current compensation structure does not provide for or contemplate annual compensation to any executive in excess of $1,000,000, the limitations placed on tax deductions will be inapplicable to the Company for the foreseeable future.

Dated: June 22, 2000                     COMPENSATION COMMITTEE

                                         John R. Attwood
                                         Eric S. Olberz
                                         Kenneth Olsen

Executive Compensation

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended March 31, 1998, 1999 and 2000.

                          SUMMARY COMPENSATION TABLE

                                          Annual Compensation              Long-Term Compensation
                                   ---------------------------------  ---------------------------------
                                                                       Securities
                                                                       Underlying
                                                                        Options/        All Other
Name and Position(1)               Year   Salary ($)   Bonus ($) (2)  SARs (#) (3)   Compensation ($)
--------------------               ----  -----------   -------------  ------------   ----------------
Norbert J. Olberz,
Chairman of the Board              2000    300,000            -----         -----            12,000
and Interim Chief                  1999    300,000          200,000         -----             -----
Executive Officer (4)............  1998    275,000          124,000         -----             -----

Craig L. Levra,
President, Chief Operating         2000    229,167            -----       100,000            12,638
Officer and Chief Executive        1999    200,000          100,000         -----             -----
Officer (5).....................   1998    186,923(6)        42,000       125,000           118,700(7)

Dennis D. Trausch,                 2000    170,000            -----        20,000             7,050
Executive Vice                     1999    170,000           59,500         -----             -----
President.......................   1998    160,000           56,000        45,000           125,000(8)

Howard K. Kaminsky,
Executive Vice
President-Finance, Chief           2000    170,000            -----        20,000             7,050
Financial Officer and Secretary    1999    170,000           59,500         -----             -----
(9).............................   1998    160,000           56,000        50,000           100,000(8)

Ronald G. Mann,
Senior Vice President-General      2000    160,000            -----        20,000             7,050
 Merchandise Manager.............  1999    160,000           42,000        45,000            32,500(10)

_____________

(1) For a description of the employment agreements between certain officers and the Company, see "Employment Agreements."
(2) Each Named Executive Officer was entitled to participate in the executive bonus program, except Mr. Olberz. See "Incentive Compensation Plans -- Executive Bonus Plan."
(3) Represents options granted under the 1992 Plan. Additional options were granted to certain Named Executive Officers on May 11, 2000 after the end of the 2000 fiscal year. See "Incentive Compensation Plans -- 1992 Incentive Award Plan."
(4) Mr. Olberz has served as Chairman of the Board since 1959, Interim President from April 1995 to November 1997 and Interim Chief Executive Officer from April 1995 to August 1999.
(5) Mr. Levra has served as President and Chief Operating Officer since November 1998 and Chief Executive Officer since August 1999.
(6) Includes a $100,000 signing bonus paid upon joining the Company in November 1998.
(7) Represents the fair market value on the grant date of 25,000 shares awarded to Mr. Levra under the 1992 Plan. See "Incentive Compensation Plans -- 1992 Incentive Award Plan."
(8) Represents the fair market value on the grant date of 25,000 and 20,000 shares of Common Stock, respectively, awarded to Messrs. Trausch and Kaminsky under the Principal Stockholder Award Plan. See "Incentive Compensation Plans -- Principal Stockholder Award Plan."
(9) Mr. Kaminsky has served as Chief Financial Officer since 1985, Executive Vice President-Finance since May 2000 and Secretary since July 1995. He served as Vice President-Finance from January to April 1997, Treasurer from October 1992 to January 1997 and Senior Vice President-Finance from April 1997 to May 2000.
(10) Represents the fair market value on the grant date of 5,000 shares awarded to Mr. Mann as a signing bonus.

Stock Option Grants

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended March 31, 2000 to the Named Executive Officers.

                     OPTION/SAR GRANTS IN FISCAL YEAR 2000

                                                Individual Grants
                       ---------------------------------------------------------------
                           Number of       Percent of Total                                 Potential Realizable Value
                          Securities         Options/SARs                                   at Assumed Rates of Stock
                          Underlying          Granted To      Exercise or                     Price Appreciation for
                         Options/SARs        Employees In         Base      Expiration                Option
Name of Officer            Granted(1)       Fiscal Year(2)      Price(3)       Date                  Term(4)
---------------           -----------       --------------      --------       ----         --------------------------
                                                                                               5%                10%
                                                                                            --------           --------
Craig L. Levra.......         100,000                  34%         $4.438      4/15/09      $279,103           $707,302
Dennis D. Trausch....          20,000                   7           4.438      4/15/09        55,820            141,460
Howard K. Kaminsky...          20,000                   7           4.438      4/15/09        55,820            141,460
Ronald G. Mann.......          20,000                   7           4.438      4/15/09        55,820            141,460

_______________

(1)  These options first become exercisable at the rate of 33.33% per year.
     Upon certain changes in control of Company, these options become fully exercisable.
(2) Options to purchase an aggregate of 297,000 shares were granted during the fiscal year ended March 31, 2000.
(3) The exercise price is equal to the closing price of the Company's Common Stock on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
(4)  The Potential Realizable Value is the product of (a) the difference between
     (i) the product of the last reported sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at March 31, 2000. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

Option Exercises and Holdings

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended March 31, 2000, the number of shares of Common Stock issuable upon the exercise of stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sale price of the Common Stock on Nasdaq on March 31, 2000 ($4.6875).

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES



                                                    Number of Securities Underlying     Value of Unexercised In-the-Money
                          Shares                   Unexercised Options at March 31,                 Options at
                       Acquired on      Value                   2000 (1)                        March 31, 2000 (2)
                                                   --------------------------------     ----------------------------------
   Name of Officer       Exercise     Realized     Exercisable       Unexercisable       Exercisable        Unexercisable
   ---------------       --------     --------     -----------       --------------      -----------        -------------
Craig L. Levra.......           --          --          83,333             141,667            20,833              35,417
Dennis D. Trausch....           --          --          82,267              54,733           134,867              36,633
Howard K. Kaminsky...           --          --          84,267              57,733           134,867              36,633
Ronald G. Mann.......           --          --          15,667              49,333             1,667               3,333

_______________

(1) Does not include options to purchase an aggregate of 100,000 shares granted on May 11, 2000 after the end of the 2000 fiscal year.

(2) The value of unexercised "in-the-money" options is the difference between the last reported sale price of the Common Stock on March 31, 2000 ($4.6875 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Incentive Compensation Plans

     1992 Incentive Award Plan. In October 1992, the Board of Directors adopted the 1992 Incentive Award Plan (the "1992 Plan") which authorizes the granting of certain incentive awards including stock appreciation rights, non-qualified stock options, incentive stock options, restricted stock, dividend equivalents and performance awards. The 1992 Plan was amended August 6, 1998.

     As of the date of this Proxy Statement, there were 760,000 shares of the Company's Common Stock subject to outstanding options and 363,000 additional shares available for awards.

     The 1992 Plan provides for the grant of incentive stock options (as defined in Section 422 of the Internal Revenue code of 1986, as amended) to employees of the Company. The 1992 Plan also provides for the grant of non-qualified stock options to the Company's officers, employees or consultants. Incentive stock options may have certain tax advantages for the optionee as compared to a non-qualified stock options. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant or 110% of such fair market value in the case of an optionee who holds more than 10% of the Company's Common Stock. The exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Company's Common Stock on the grant date. Shares subject to an option granted under the 1992 Plan may be purchased for cash or its equivalent, including shares of Common Stock. Options expire ten years after the grant date, with the exception of incentive stock options held by a holder of 10% or more of the outstanding Common Stock, which expire five years after the grant date.

     The Board of Directors authorized the issuance on March 1, 1996 of non-qualified stock options to certain of the Company's officers, including Messrs. Trausch and Kaminsky, who agreed to terminate the options they had received prior to the Company's initial public offering in November 1992. Messrs. Trausch and Kaminsky each received a non-qualified stock option to purchase 72,000 shares under this grant. Craig L. Levra and Ronald G. Mann were granted non-qualified stock options to purchase 100,000 and 45,000 shares, respectively, in connection with their initial employment by the Company. In addition, Mr. Mann was awarded 5,000 shares of Common Stock. On February 4, 1998, non-qualified stock options to purchase 225,000 shares were granted to the Company's executive officers and other key personnel. Of this amount, options to purchase 25,000, 45,000 and 50,000 shares were granted to Messrs. Levra, Trausch and Kaminsky, respectively. In addition, Mr. Levra was awarded 25,000 shares of Common Stock. On April 15, 1999, non-qualified stock options to purchase 100,000, 20,000, 20,000 and 20,000 shares were granted to Messrs. Levra, Trausch, Kaminsky and Mann, respectively. On May 11, 2000, non-qualified stock options to purchase 45,000, 20,000, 30,000 and 5,000 shares were granted to Messrs. Levra, Trausch, Kaminsky and Mann, respectively.

     Under the 1992 Plan, a total of 101,000 shares of Common Stock have been reserved for grant of options to non-employee directors of the Company, of which options for 79,000 shares remain unallocated as of the date of this Proxy Statement. Options granted to directors are discussed under "Compensation of Directors."

     Executive Bonus Plan. Beginning in fiscal 1996, the Company adopted a bonus plan under which, subject to an overall maximum, certain executive officers may earn a bonus as a percentage of their annual base salaries, if the Company meets the pre-tax profit objective set by the Compensation Committee at the beginning of the fiscal year. If the profit objective is met or exceeded, each executive officer, other than Mr. Olberz, is entitled to receive a bonus of between 30% and 50% of his annual base salary. If 90% or more, but less than 100%, of the profit objective is achieved, these executives receive 50% of a full annual bonus plus 5% for each full percentage point above 90% achieved.

     401K Plan. Beginning in fiscal 1997, eligible employee participants could make voluntary contributions to an employee retirement savings plan under
Section 401(k) of the Internal Revenue Code 1986, as amended (the "401K Plan"), through payroll deductions which are matched, in part, by the Company's contributions. Such contributions can be used by the participant to purchase interests in certain mutual funds or shares of the Company's Common Stock.

     Each employee is eligible to participate in the 401K Plan on the first day of the pay period coincident with the semi-annual eligibility computation period during which he or she shall perform at least 1,000 hours or one year of service. There are currently approximately 400 employees of the Company who are eligible to participate in the 401K Plan. Subject to compliance with certain nondiscrimination tests which limit contributions of or on behalf of "highly compensated employees" (as such term as defined in the federal tax laws), the eligible employee may make an annual contribution equal to from 2% up to and including 15% of their salary compensation. The maximum investment of any plan participant in Company stock cannot exceed 25% of their total deferral contributions.

     Principal Stockholder Award Plan. On March 31, 1998, Norbert J. Olberz and his wife Irene Olberz, through the Olberz Family Trust, a revocable grantor trust, committed 293,625 shares of the Company's Common Stock owned by them for awards to more than 100 employees and directors pursuant to the terms of that certain Olberz Family Trust Sport Chalet Restricted Stock Plan (the "Principal Stockholder Award Plan"). Under the Principal Stockholder Award Plan, selected employees and directors have been awarded a portion of these shares. All such awards require no consideration to be paid by the recipient, but are subject to the restrictions contained in the Principal Stockholder Award Plan. These awards have been made by Mr. Olberz in appreciation and recognition of and to reward recipients for their loyalty and service to the Company. The shares so granted have not been registered under the Securities Act of 1933, as amended. Accordingly, their subsequent transferability is subject to applicable federal and state securities laws, including, without limitation, compliance with Rule 144 promulgated by the SEC as well as the restrictions imposed by the Principal Stockholder Award Plan. Such plan restrictions include prohibition against transfer for two years and potential forfeiture in the event certain employment conditions are not fulfilled. Further, for federal tax purposes, the transaction will more likely than not be treated as a contribution to capital of the Company and a payment of compensation by the Company to the recipients to the extent of the fair market value of the stock so awarded, resulting in a tax benefit to the Company. In recognition of both the financial and employee incentive benefits to the Company from these awards, the Company has agreed to pay the costs of administration, implementation and enforcement of the Principal Stockholder Award Plan. Messrs. Trausch and Kaminsky received 25,000 and 20,000 shares, respectively, under the Principal Stockholders Award Plan on March 31, 1998, while Messrs. Levra and Mann have not received any stock awards. Messrs. Attwood, Olsen and Eric S. Olberz each were awarded 6,000 shares on March 31, 1998. Other shares were awarded to qualified employees of the Company based on the responsibilities of the eligible employee, the value the employee's services to the Company, the employee's tenure with the Company and other factors deemed pertinent by the committee responsible for administering the Principal Stockholder Award Plan.

Employment Agreements

     The Company has entered into an employment agreement with Norbert J. Olberz. The term of the employment commences on April 1, 2000 and terminates on March 31, 2014 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless 30 days' notice is given by either party. Mr. Olberz is entitled to (i) receive an annual base salary of $300,000, (ii) receive a $1,500 monthly automobile allowance, (iii) receive reimbursement for personal tax and financial advisory services up to $1,500 per year, (iv) participate in all plans provided to executive officers or employees generally and (v) receive reimbursement for secretarial assistance up to $2,500 per month. The Company has the right to terminate Mr. Olberz' employment only for "cause" (as defined in such employment agreement).

     The Company has entered into employment agreements, as amended, with each of Messrs. Levra, Trausch, Kaminsky and Mann. The term of employment of Mr. Levra commences on April 1, 2000 and terminates on March 31, 2002 and automatically renews for an additional twelve months on each March 31 unless notice of termination is given by either party by the preceding February 28. The term of employment of Messrs. Trausch, Kaminsky and Mann commences on October 1, 1999 and terminates on March 31, 2000 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless 30 days' notice is given by either party. Messrs. Levra, Trausch, Kaminsky and Mann are entitled to (i) receive an annual base salary of $275,000, $179,000, $185,000 and $165,000, respectively, (ii) participate in the executive bonus program,
(iii) receive a monthly automobile allowance in the amount of $1,200 for Mr. Levra and $900 for Messrs. Trausch, Kaminsky and Mann, (iv) receive reimbursement for personal tax and financial advisory services up to $1,200 per year for Mr. Levra and $750 per year for Messrs. Trausch, Kaminsky and Mann, and
(v) participate in all plans provided to executive officers or employees generally. In the event employment is terminated by the Company without "cause" (as defined) or by the employee for specified causes or, in the case of Mr. Levra, upon the Company's election not to renew, Messrs. Trausch, Kaminsky and Mann will be entitled to their annual base salary for twelve months and Mr. Levra will be entitled to his annual base salary for the remainder of the employment term and to his prorated bonus under the executive bonus plan.

Performance Graph

     The following graph compares the yearly percentage change in cumulative total stockholder return of the Company's Common Stock during the period from April 1, 1995 to March 31, 2000 with (i) the cumulative total return of the Nasdaq market index and (ii) the cumulative total return of the S&P Specialty Retailers Index. The comparison assumes $100 was invested on April 1, 1995 in the Common Stock and in each of the foregoing indices and the reinvestment of dividends through March 31, 2000. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                       [PERFORMANCE GRAPH APPEARS HERE]

                                                                    INDEXED RETURNS
                                 Base                               Years Ending
                               Period
Company / Index                Mar 95        Mar 96       Mar 97       Mar 98       Mar 99       Mar 00
-----------------------------------------------------------------------------------------------------------
SPORT CHALET INC                  100         56.25        62.50       125.00       140.63       117.20
NASDAQ US INDEX                   100        135.80       150.95       228.88       309.19       574.04
RETAIL (SPECIALTY)-500            100        101.63       107.37       121.34        96.61        63.47

Certain Relationships and Related Transactions

     From time to time the Company has transacted business with entities in which Norbert J. Olberz (the "Principal Stockholder") has an interest.

     Property Leases. The Company leases from corporations controlled by the Principal Stockholder its corporate office space in La Canada, its warehouse and distribution facility in Montclair, and its stores in La Canada, Porter Ranch and Huntington Beach. The Company has incurred rental expense of $2.1 million, $1.7 million and $1.5 million payable to the Principal Stockholder or his affiliated corporations in fiscal 2000, 1999 and 1998, respectively.

     During fiscal year 1998, the Company's non-employee directors approved a proposal to relocate and expand the La Canada store and corporate offices currently leased from La Canada Properties, Inc., a California corporation under the control of the Principal Stockholder, to the "Sport Chalet Village," a shopping center in La Canada currently under development by La Canada Properties, Inc. The development of the shopping center, however, has been indefinitely delayed as a result of the problems experienced by La Canada Properties, Inc. in obtaining permits and entitlements from the City of La Canada. Assuming the Sport Chalet Village project proceeds on a timely basis, the existing lease for the La Canada store and corporate offices will be terminated and under a new lease, the new rental rate during the initial fifteen-year lease term for the store will be the amount by which four percent times the monthly gross sales exceeds the $54,250 monthly minimum rent, which is expected to be less, on a per square foot basis, than under the old store lease. The new store will be 50,000 square feet and, subject to necessary government approvals, will contain an outdoor pool area of approximately 1,500 square feet. The new office rental rate will be $10,850 per month compared to $4,500 under the old lease. The new office will be 20,000 square feet, compared to the current 10,000 square feet facility. Management believes that the new facilities, if built, will result in improved operating efficiencies because the site will be larger and all functions will be housed under one roof.

     Management believes that the occupancy costs under the leases with corporations controlled by the Principal Stockholder described above are or will be no higher than those which could be charged by an unrelated third party under similar circumstances.

     Principal Stockholder Award Plan. On March 31, 1998, the Company and the Olberz Family Trust established the Olberz Family Trust Sport Chalet Restricted Stock Award Plan (the "Principal Stockholder Award

Plan"), pursuant to which the Olberz Family Trust transferred 293,625 shares of the Company's Common Stock to the Principal Stockholder Award Plan and the Principal Stockholder Award Plan concurrently awarded the shares to qualified employees and certain directors of the Company. For further details, see "Incentive Compensation Plans --Principal Stockholder Award Plan."

Compliance with Reporting Requirements of Section 16

     Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2000.

                             STOCKHOLDER PROPOSALS

     Under certain circumstances, stockholders are entitled to present proposals at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's 2001 annual meeting of stockholders must be submitted by a stockholder prior to April 5, 2001, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to May 12, 2001, the proxies solicited by the Board of Directors for the 2001 annual meeting of the stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                          ANNUAL REPORT ON FORM 10-K

     The Company's annual report to stockholders for the fiscal year ended March 31, 2000 accompanies or has preceded this Proxy Statement. The annual report contains financial statements of the Company and the report thereon of Ernst & Young LLP, the Company's independent auditors.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE YEAR ENDED MARCH 31, 2000, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO SPORT CHALET, INC., 920 FOOTHILL BOULEVARD, LA CANADA, CALIFORNIA 91011, ATTENTION: HOWARD K. KAMINSKY.

                                OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                              By Order of the Board of Directors


                              SPORT CHALET, INC.

                              /s/ Howard K. Kaminsky

                              Howard K. Kaminsky,
                              Secretary

La Canada, California
June 29, 2000

                                  APPENDIX A
                                  ----------

                            AUDIT COMMITTEE CHARTER


The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive, if any.

12. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15. Obtain reports from management, the Company's senior internal auditing executive, if any, and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's code of conduct.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     b.   Any changes required in the planned scope of the audit.

     c. The responsibilities, budget and staffing of the internal audit department, if any.

18. Supervise preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board from time to time with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

20. Meet with the Company's legal counsel to review legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the Chief Financial Officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of conduct.

                              SPORT CHALET, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2000

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned, a stockholder of SPORT CHALET, INC., a Delaware corporation (the "Company"), hereby appoints John R. Attwood and Craig L. Levra, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of the stockholders of the Company, to be held on August 1, 2000, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote.

                  (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

     1.   ELECTION OF DIRECTORS.


                                        FOR       WITHHOLD                                     FOR       AGAINST        ABSTAIN
For all nominees listed below           [_]         [_]          2.  Other Business.           [_]         [_]            [_]
(except as indicated to the
contrary).

Withhold Authority to vote for all
nominees listed below.

Instructions: To withhold authority
to vote FOR any nominee, line through
or otherwise strike out his name below.

John R. Attwood             Craig L. Levra

                                                                           The undersigned hereby revokes any other proxy to vote at
                                                                           the Meeting, and hereby ratifies and confirms all that
                                                                           said attorneys and proxies, and each of them, may
_______________________________________________________________________    lawfully do by virtue hereof. With respect to matters not
                                                                           known at the time of the solicitation hereof, said
                                                                           proxies are authorized to vote in accordance with their
                                                                           best judgment.

                                                                           THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
                                                                           INSTRUCTIONS SET FORTH. THIS PROXY WILL BE TREATED
                                                                           AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE
                                                                           DIRECTORS NAMED ABOVE AND AS SAID PROXIES SHALL DEEM
                                                                           ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE
                                                                           MEETING, UNLESS OTHERWISE DIRECTED.

                                                                           The undersigned acknowledges receipt of a copy of the
                                                                           Notice of Annual Meeting and accompanying Proxy Statement
_______________________________________________________________________    dated June 29, 2000 relating to the Meeting.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

______________________________ x________________________ Date:____________, 2000

 The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.